Exhibit 99.1

NeuroMetrix Reports Q4 2012 Results

WALTHAM, Mass., February 19, 2013 (BUSINESS WIRE) -- NeuroMetrix, Inc. (Nasdaq: NURO), a medical device company focused on the diagnosis and treatment of the neurological complications of diabetes, today reported business and financial highlights for the quarter and twelve months ended December 31, 2012.

The Company is working to develop a high growth, profitable diabetes franchise focused on diabetic peripheral neuropathy, or DPN. It is the most common complication of diabetes, affecting over half of people with diabetes. DPN causes significant morbidity including pain, increased risk of falling in the elderly, and is the primary trigger for diabetic foot ulcers which may require lower extremity amputations. The Company has two diabetes products: a diagnostic test, NC-stat® DPNCheck™, which was launched in the fourth quarter of 2011, and the SENSUS™ Pain Management System, which was launched in January 2013. The Company also sells the ADVANCE™ general purpose nerve testing system.

Recent highlights include:

•	SENSUS Pain Management System. The Company received FDA clearance for the SENSUS Electrode on November 29, 2012 which completed the regulatory requirements needed for commercial launch. Commercial shipments were initiated in early January 2013. The Company has seven durable medical equipment (DME) suppliers with 30 field sales representatives. The goal is to have 100 DME sales representatives by mid-year and 250 sales representatives by year end.

•	NC-stat DPNCheck. The Company is focused on Medicare Advantage accounts and selected international markets. Domestic sales efforts are concentrated in a small, high-level commercial team. The Company currently has three active customers with a total of about 130,000 covered lives. An additional three Medicare Advantage plans, with a total of about 130,000 covered lives, are planning or carrying out pilot programs. Total NC-stat DPNCheck revenue for 2012 was $1.4 million of which about $600,000 was attributed to Medicare Advantage accounts.

•	Operational Consolidation. The Company’s narrow commercial focus allowed it to streamline operations and reduce expenses. This included shutting down its direct sales force for NC-stat DPNCheck which has been targeting individual endocrinology and podiatry clinics. Employee headcount is currently at 35, a 40% reduction over the course of 2012. As a consequence, operating expenses are forecasted to decrease about 20% in 2013 into the range of $11-$12 million from $14 million for 2012.

•	Capital Structure Adjustment. The Company executed a reverse split of its common stock on a 1:6 share basis effective for trading starting on February 19, 2013. The reverse split is intended to increase the per share trading price of the Company’s common stock to satisfy the $1.00 minimum bid price requirement for continued listing on the NASDAQ Capital Market.

“We enter 2013 with two novel and proprietary diabetes products, a focused commercial plan, and a lower cost operating structure that we can leverage with growth,” said Shai N. Gozani, M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. “We met our financial, product development and commercial goals during 2012. Fiscal 2013 is an important year for the Company. We are optimistic about the market potential for our products and the diabetic neuropathy space in general.”

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The Company reported its financial results for the fourth quarter of 2012. Total revenues were $1.5 million compared with $2.4 million for the fourth quarter of 2011. Diabetes products contributed revenue of $352,000 with the balance of $1,171,000 in revenue derived from the legacy ADVANCE business. Gross margin for the fourth quarter of 2012 was 55.6 percent of total revenues compared to 49.1 percent gross margin reported in the fourth quarter of 2011. Operating expenses for the fourth quarter of 2012 were $2.7 million compared to $3.6 million in the fourth quarter of 2011. Net loss for the fourth quarter of 2012 was $1.9 million or $0.89 per share. The Company reported a net loss of $2.4 million for the fourth quarter of 2011 or $3.76 per share. NeuroMetrix reported net cash usage of $2.2 million in the fourth quarter of 2012 and ended the period with cash resources of $8.7 million. Per share amounts have been adjusted for the effects of the reverse split.

For the year ended December 31, 2012, the Company reported revenues of $7.6 million and a net loss of $10.0 million or $5.22 per share. In the year ended December 31, 2011, the Company recorded revenues of $10.4 million and a net loss of $10.0 million or $15.53 per share.

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, February 19, 2013 at 8:00 a.m., Eastern time. To access the call, dial 866-825-3308 (domestic), or 617-213-8062 (international). The confirmation code is 23668017. The call will also be webcast and will be accessible from the Company's website at http://www.neurometrix.com under the "Investor Relations" tab. A replay of the conference call will be available for three months starting two hours after the call by dialing 888-286-8010 (domestic) or 617-801-6888 (international), and the confirmation code is 85981713.

About NeuroMetrix

NeuroMetrix is an innovative medical device company that develops and markets home use and point-of-care devices for the treatment and management of diabetic neuropathies, which affect over 50% of people with diabetes. If left untreated, diabetic neuropathies trigger foot ulcers that may require amputation, cause disabling chronic pain, and increase the risk of falling in the elderly. The annual cost of diabetic neuropathies has been estimated at $14 billion in the United States. The company’s products are used by physicians and managed care organizations to optimize patient care and reduce healthcare costs. The company markets the NC-stat® DPNCheck™ device, which is a rapid, accurate, and quantitative point-of-care test for diabetic neuropathy. This product is used to detect diabetic neuropathy at an early stage and to guide treatment. The company also markets the SENSUS™ Pain Management System for treating chronic pain, focusing on physicians managing patients with painful diabetic neuropathy. The company has additional therapeutic products in its pipeline. For more information, please visit http://www.neurometrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations relating to the adoption of NC-stat DPNCheck and SENSUS, our ability to build a successful business focused on diabetic peripheral neuropathy, and our hope of expanding our commercial sales channel of our diabetic neuropathy products. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, our estimates of future performance, and our ability to successfully develop, receive regulatory clearance or approval, commercialize and achieve market acceptance for any of our products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Thomas T. Higgins

SVP and Chief Financial Officer

781-314-2761

neurometrix.ir@neurometrix.com

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NeuroMetrix, Inc.

Condensed Statements of Operations

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues	$1,523,152	$2,359,863	$7,575,289	$10,396,775
Cost of revenues	676,522	1,200,302	3,588,806	4,722,069
Gross profit	846,630	1,159,561	3,986,483	5,674,706
Operating expenses:
Research and development	566,637	827,639	3,545,790	3,877,526
Sales and marketing	1,140,660	1,523,809	5,727,482	6,688,591
General and administrative	1,014,831	1,228,369	4,735,238	5,111,616
Total operating expenses	2,722,128	3,579,817	14,008,510	15,677,733
Loss from operations	(1,875,498)	(2,420,256)	(10,022,027)	(10,003,027)
Interest income	2,662	3,968	14,474	21,922
Net loss	$(1,872,836)	$(2,416,288)	$(10,007,553)	$(9,981,105)
Net loss per common share data, basic and diluted	$(0.89)	$(3.76)	$(5.22)	$(15.53)

Note: per share amounts have been adjusted to reflect the Company’s

1:6 reverse stock-split which occurred on February 15, 2013.

Condensed Balance Sheets

(Unaudited)

	December 31, 2012	December 31, 2011
Cash and cash equivalents	$8,699,478	$10,290,446
Other current assets	1,873,588	3,204,860
Noncurrent assets	304,381	725,477
Total assets	$10,877,447	$14,220,783
Current liabilities	$2,005,606	$3,012,916
Noncurrent liabilities	71,419	119,346
Stockholders’ equity	8,800,422	11,088,521
Total liabilities and stockholders’ equity	$10,877,447	$14,220,783

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